                                                                     EXHIBIT 4.1

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

        THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of the 15th day of August, 2001, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("Lender") and VITA FOOD PRODUCTS, INC., a Nevada corporation ("Vita") and VIRGINIA HONEY COMPANY, INC., a Virginia corporation ("Virginia Honey") (Vita and Virginia Honey are collectively hereinafter referred to as the "Borrowers" and each individually a "Borrower").

                              W I T N E S S E T H:
                               - - - - - - - - - -

        WHEREAS, Vita Food Products, Inc. and Lender entered into that certain Loan and Security Agreement dated as of March 20, 1995, as thereafter amended from time to time (collectively, the "Existing Loan Agreement"); and

        WHEREAS, Vita, is, or will be, the sole shareholder of Virginia Honey and Vita will be providing extension financial management services to Virginia Honey, and has determined that it is in the best interests of both Borrowers to amend and restate the Existing Loan Agreement and enter in to a single loan agreement with Lender;

        NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extension of credit heretofore, now or hereafter made to or for the benefit of Borrowers by Lender, the parties hereto hereby agree as follows:

1.      GENERAL DEFINITIONS

        When used herein, the following terms shall have the following meanings:

        1.1 "Accounts" shall mean accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter acquired by Borrowers.

        1.2 "Account Debtor" shall mean any Person who is or who may become obligated to either Borrower under, with respect to, or on account of an Account.

        1.3 "Accounts Report" shall mean a report delivered to Lender by Borrowers, as required by Section 6.2 of this Agreement, consisting of an aged trial balance of all of Borrowers' Accounts existing as of the date of such Accounts Report, specifying for each Account Debtor obligated on the Accounts, such Account Debtor's name and outstanding balance and the aging of such outstanding balance.

        1.4 "Adjusted EBITDA" means, with respect to the Borrowers for any period, the consolidated net income (or loss) of the Borrowers on a consolidated basis for such period, excluding (a) any gains from Asset Sales, (b) any extraordinary gains and (c) any gains from discontinued operations, plus, to the extent deducted in determining such consolidated net income, (i) interest expense (including but not limited to imputed interest on capitalized leases),
(ii) income tax expense, (iii) depreciation and (iv) amortization for such period, less all internally funded Capital Expenditures.

        1.5 "Affiliates" shall mean (a) any and all Persons which, directly or indirectly control, are controlled by or are under common control with such Person, and (b) any officer or director of such Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        1.6 "Ancillary Agreements" shall mean the Notes, all Security Documents and all agreements, instruments and documents, including without limitation, notes, guaranties, mortgages, deeds of trusts, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements, dominion of funds agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of either Borrower or any other Person and/or delivered to Lender or any Participant with respect to this Agreement.

        1.7 "Applicable Margin" means: (a) with respect to Prime Rate Loans and with respect to LIBOR Rate Loans, respectively the applicable LIBOR margin, Prime Rate margin, in effect from time to time determined based upon the applicable ratio of Funded Debt to Adjusted EBITDA then in effect pursuant to the appropriate column under the table below:


                                     Revolving           Revolving         Term
Funded Debt to                         LIBOR               Prime           LIBOR        Term Prime
Adjusted EBITDA                        Margin           Rate Margin        Margin       Rate Margin
----------------                     ---------          -----------        ------       ------------
4.50 to 1.0 or greater                 3.45%               .70%             3.70%           .95%
(LEVEL V)

3.50  to 1.0 or greater,
but less than
4.50 to 1.0                            2.95%               .45%             3.20%           .45%
(LEVEL  IV)

2.75 to 1.0 or greater,
but less than 3.50 to 1.0              2.70%              -.05%             2.95%          -.05%
(LEVEL III)

2.25 to 1.0 or greater,
but less than 2.75 to 1.0              2.25%              -.25%             2.50%          -.25%
(LEVEL  II)

less  than  2.25 to 1.0                1.75%              -.50%             2.00%          -.50%
(LEVEL  I)


The Applicable Margin shall be adjusted from time to time upon delivery to the Lender of the annual and semiannual financial statements required to be delivered pursuant to Sections 10.1(D) (i) and (ii) hereof accompanied by a written calculation of the Funded Debt to Adjusted EBITDA Ratio certified by a chief financial officer as of the end of the fiscal period for which such financial statements are delivered. If such calculation indicates that the Applicable Margin shall increase or decrease, then one (1) Business Day after the date of delivery of such financial statements and written calculation the Applicable Margin shall be adjusted in accordance therewith; provided, however, that if Borrowers shall fail to deliver any such financial statements for any such fiscal period by the date required pursuant to Sections 10.1(D) (i) and
(ii), then, effective as of the first Business Day following the end of the fiscal period for which such



                                      -2-
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financial statements were to have been delivered, and continuing through the date which is one (1) Business Days after the date (if ever) when such financial statements and such written calculation are finally delivered, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above. Notwithstanding anything to the contrary above, Subject to Sections 2.5 and 2.10 below, until at least April 1, 2002, the Applicable Margin shall be fixed at the Level III margins.

        1.8 "Asset Sale" means the sale, lease, assignment or other transfer for value by either Borrower to any Person (other than the other Borrower) of any asset or right of such Borrower other than (a) the disposition of any asset which is to be replaced, and is in fact replaced, within 30 days with another asset performing the same or a similar function, and (b) the sale of inventory in the ordinary course of business and (c) other dispositions in any fiscal year the proceeds of which do not in the aggregate exceed $10,000.

        1.9 "Blocked Account" shall have the meaning ascribed to it in Section 4.4(A).

        1.10 "Borrowing Base Certificate" shall mean a borrowing base certificate in the form attached hereto as Exhibit A, executed by an authorized officer of Borrowers.

        1.11 "Business Day" shall mean any day on which the Lender is open for business.

        1.12 "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures made or incurred by Borrowers during such period that are required by generally acceptable accounting principles to be capitalized and reflected in the property and equipment or similar fixed asset accounts on the balance sheet of Borrowers.

        1.13 "Charges" shall mean all national, federal, state, county, city, municipal, and/or other governmental (including, without limitation, the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to (i) the Collateral, (ii) the Liabilities, (iii) Borrowers' employees, payroll, income and/or gross receipts,
(iv) Borrowers' ownership and/or use of any of its assets, or (v) any other aspect of Borrowers' business.

        1.14 "Collateral" shall mean all of the property and interests in property described in Section 5.1 of this Agreement and all other property and interests in property which shall, from time to time, secure the Liabilities.

        1.15 "Contaminant" shall mean any waste, pollutant (as that term is defined in 42 U.S.C. 960l(33) or in 33 U.S.C. l362(l3)), hazardous substance (as that term is defined by 29 CFR Section l9l0.l200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 690l), radioactive material, special waste, petroleum, including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof, or any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls.

        1.16 "Current Assets" shall mean the aggregate net book value of the current assets of Borrowers as determined in accordance with generally accepted accounting principles, excluding any Accounts owing to either Borrower from any Affiliate of the Borrowers.



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        1.17 "Current Liabilities" shall mean the aggregate amount of all liabilities of Borrowers which would be classified as current liabilities under generally accepted accounting principles.

        1.18 "Default" shall mean the occurrence or existence of any one or more of the events described in Section 13.1 of this Agreement.

        1.19 "Default Rate" shall mean three percent (3%) per annum above the Prime Rate.

        1.20 "Eligible Accounts" shall mean those Accounts included in an Accounts Report or a borrowing base certificate which, as of the date of such Accounts Report or Borrowing Base Certificate and at all times thereafter, (i) satisfy the requirements for eligibility as described in Section 3.1 of this Agreement, and (ii) do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants and other provisions of this Agreement and (iii) are deemed by Lender, in its sole and absolute credit judgment, to be Eligible Accounts.

        1.21 "Eligible Inventory" shall mean that Inventory included in an Inventory Certification Report which, as of the date of such Inventory Certification Report and at all time thereafter, satisfies the requirements for eligibility as described in Section 3.2 of this Agreement and which are deemed by Lender, in its sole and absolute credit judgment, to be Eligible Inventory.

        1.22 "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under Federal, state or local environmental laws or regulations, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

        1.23 "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment and fixtures, including without limitation, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, parts and appurtenances thereto, substitutions therefor and replacements thereof.

        1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

        1.25 "ERISA Affiliate" shall mean each trade or business, including Borrowers, whether or not incorporated, which together with Borrowers would be treated as a single employee under Section 4001 of ERISA.

        1.26 "Event of Default" shall mean any event or condition which, upon occurrence or with the passage of time, or upon the giving of notice, or both, would constitute a Default.

        1.27 "Financials" shall collectively mean (a) the audited financial statement of Vita for the fiscal year ended December 31, 2000, (b) the unaudited financial statements of Vita for the month ended June 30, 2001, (c) the audited financial statement of Virginia Honey for the fiscal



                                      -4-
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year ended December 31, 2000, and (d) the unaudited financial statements of
Virginia Honey for the month ended June 30, 2001.

        1.28 "Funded Debt" means all Indebtedness of the Borrowers, less all current account and trade payables.

        1.29 "General Intangibles" shall mean all choses in action, causes of action and all other intangible personal property of Borrowers of every kind and nature (other than Accounts) now owned or hereafter acquired by Borrowers, including, without limitation, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, copyrights, trademarks, trade names, trade secrets and trade styles (and applications for any of the foregoing), goodwill, customer lists, registrations, licenses, franchises, tax refund claims and any letters of credit, guarantee claims, security interests or other security held by or granted to Borrowers to secure payment by an Account Debtor of any of Borrowers' Accounts.

        1.30 "Governmental Authority" shall mean any nation or government, any Federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        1.31 "Indebtedness" shall mean all of Borrowers' liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, heretofore, now or hereafter owing, due, or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) the Liabilities, (ii) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by Borrowers, even though Borrowers have not assumed or become liable for the payment thereof, (iii) all obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used and/or acquired by Borrowers, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

        1.32 "Interest Period" means a period chosen by Borrowers of one, two, three or six months effective as of the first day of each Interest Period and ending on the last day of each Interest Period, provided that if any Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead on the last day of such calender month.

        1.33 "Inventory" shall mean any and all goods, merchandise and other personal property, including, without limitation, goods in transit, goods covered by warehouse receipts, purchase orders or contracts, or in the possession of any carrier, vendor or other Person, wheresoever located and whether now owned or hereafter acquired by Borrowers which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, finished goods, supplies or materials used or consumed in Borrowers' business, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Borrowers.

        1.34 "Inventory Certification Report" shall mean a report delivered to Lender by Borrowers, as required by Section 7.3 of this Agreement, consisting of a summary listing of all of Borrowers' Inventory as of the date of such Report describing the brand, type, quality, quantity, location and the lower of cost (computed on the basis of a last-in, first-out cost flow assumption) or market value of such Inventory. Lender reserves the right to request a detailed listing of the inventory at any time.

        1.35 "Lender" shall mean American National Bank and Trust Company of Chicago, its successors and assigns.

        a. "L/C Facility" shall have the meaning ascribed to it in Section 2.3.

        b. "Letter of Credit" shall mean a standby letter of credit issued by Lender, in its discretion, pursuant to an application made by Borrower in form and substance satisfactory to Lender.

        c. "Letter of Credit Draft" shall mean a draft drawn on Lender under a Letter of Credit.

        d. "Letter of Credit Obligations" shall mean, at any time, an amount equal to the sum of (i) the aggregate outstanding stated amounts of all Letters of Credit and (ii) the aggregate outstanding face amounts of all accepted but unpaid Letter of Credit Drafts.

        1.40 "Liabilities" shall mean all of Borrowers' liabilities, obligations and indebtedness to Lender and/or any of Lender's Affiliates of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrowers by Lender, future advances made to or for the benefit of Borrowers and obligations of performance), whether arising under this Agreement, under any of the Ancillary Agreements or otherwise or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due or payable from Borrowers to Lender, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. "Liabilities" shall also include any and all amendments, extensions and/or renewals of any of the foregoing.

        1.41 "LIBOR Rate" shall mean the offered rate for U.S. Dollar deposits of not less than $1,000,000.00 for a period of time equal to each Interest Period as of 11:00 A.M. City of London, England time two London Business Days prior to the first date of each Interest Period of this Note as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate. Provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender or shall be calculated by Lender by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

        1.42 "LIBOR Rate Loan means any Loan which bears interest at or by reference to the LIBOR Rate.



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

        1.43 "Loan Account" shall have the meaning ascribed to it in Section 4.1 of this Agreement.

        e. "Loans" shall mean (i) all Revolving Loans, (ii) all Term Loans, and
(iii) all other loans, advances, extensions of credit or other financial accommodations of any kind or nature made by Lender to, for the benefit of or at the request of Borrowers pursuant to this Agreement or the Ancillary Agreements, including, without limitation, the Letters of Credit.

        f. "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

        g. "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, or properties of the Borrowers taken as a whole, (b) a material impairment of the ability of the Borrowers to perform any of their obligations under this Agreement or any Ancillary Agreements or (c) a material adverse effect upon any substantial portion of the Collateral or upon the legality, validity, binding effect or enforceability against the Borrowers of this Agreement or any Ancillary Agreements.

        h. "Maximum Revolving Amount" shall have the meaning ascribed to it in
Section 2.1.

        i. "Notes" means, collectively, the Revolving Note and the Term Note.

        1.49 "Participant" shall mean any Person, now or at any time or times hereafter, participating with Lender in the loans made by Lender to Borrowers pursuant to this Agreement and the Ancillary Agreements.

        j. "Permitted Liens" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies which are not delinquent or are being contested diligently and in good faith by proper proceedings and as to which Borrowers have set aside reserves in amounts satisfactory to Lender; (b) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested diligently and in good faith and by proper proceedings and as to which reserves in amounts satisfactory to Lender are being maintained; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes or materially detract from the value of such property; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) liens in favor of the United States of America for amounts paid to either Borrower as progress payments under government contracts entered into by such Borrower; (g) attachment, judgment or other similar liens arising in connection with court or arbitration proceedings, provided that the same have been discharged, or that execution or enforcement thereof has been stayed pending appeal; (h) liens securing any Indebtedness permitted under this Agreement; and (i) liens described on Schedule 9.1(K).

        1.51 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

        1.52 "Prime Rate" shall mean the rate of interest publicly or internally announced from time to time by the Lender as its "Prime Rate," which rate may not be the lowest rate of interest charged by the Lender to any of its customers.

        1.53 "Prime Rate Loan" means any Loan which bears interest at or by reference to the Prime Rate.

        1.54 "Property" shall mean any real or personal property, plant, building, facility, structure, equipment or unit, or other asset owned or leased by Borrowers.

        1.55 "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 690l et seq., and any successor statute of similar import, and regulations promulgated thereunder, in each case as in effect from time to time.

        k. "Real Estate Collateral" shall mean the real property located at 2222 West Lake Street, Chicago, Illinois 60612.

        1.57 "Release" shall mean release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

        1.58 "Restatement Effective Date" shall mean the first date on which all of the conditions set forth in Section 11.1 through Section 11.4 and Section
12.1 through Section 12.28 shall have been satisfied and this Agreement shall be effective as of the Restatement Effective Date.

        1.59 "Revolver Collateral Availability" shall mean and, at any particular time and from time to time, be equal to the sum of the following:

                (a) up to eighty percent (80%) of the net amount (after deduction of such reserves as Lender deems proper and necessary) of Eligible Accounts; plus

                (b) up to sixty percent (60%) of the aggregate value of Eligible Inventory (specifically excluding all Eligible Inventory which relates to packaging material and determined on the basis of first-in, first-out, lower of cost or market value net of such reserves as Lender deems proper and necessary); plus

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                (c) up to twenty-five percent (25%) of the aggregate value of
        Eligible Inventory which relates solely to packaging material (determined on the basis of first-in, first-out, lower of cost or market value net of such reserves as Lender deems proper and necessary);

        provided that (A) from January 1 through August 31 of each year, the Revolver Collateral Availability as to Eligible Inventory shall not at any time exceed $3,800,000 and (B) from September 1 through December 31 of each year, the Revolver Collateral Availability as to Eligible Inventory shall not at any time exceed $4,400,000.

        1.60 "Revolving Loan" shall have the meaning ascribed to it in Section 2.1.

        1.61 "Revolving Loan Commitment" shall mean $7,000,000.

        1.62 "Revolving Loan Facility" shall have the meaning ascribed to it in
Section 2.1.

        1.63 "Revolving Loan Termination Date" shall mean July 31, 2002.

        1.64 "Security Documents" shall mean this Agreement, other agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral.

        1.65 "Special Collateral" shall have the meaning ascribed to it in
Section 5.3 of this Agreement.

        1.66 "Subordinated Debt" means any unsecured Indebtedness of either Borrower which has subordination terms, covenants, pricing and other terms which have been approved in writing by Lender.

        1.67 "Tangible Net Worth" shall mean, as of any particular date, the difference between (a) the Borrower's total assets as defined as Current Assets plus net fixed assets and (b) the Borrower's total liabilities and deferred charges as they would normally be shown on such balance sheet, including as liabilities all guaranties of the indebtedness of Affiliates, less Subordinated Debt.

        1.68 "Term Loan" shall have the meaning ascribed to it in Section 2.2.

        1.69 "Term Loan Facility" shall have the meaning ascribed to it in
Section 2.2.

        1.70 "Term Loan Maturity Date" shall mean July 31, 2006.

        1.71 "Term Note" shall have the meaning ascribed to it in Section 2.2.

        1.72 "Total Debt Service" shall mean all interest and principal paid during the applicable measuring period on all Indebtedness to Lender, Subordinated Debt, capitalized leases, Indebtedness to any the Borrowers, Indebtedness to Arlington W. Palmer, his successors and assigns, and any other debt for borrowed money.

        1.73 "Virginia Honey" shall have the meaning ascribed to it in the first paragraph hereof.

        1.74 "Vita" shall have the meaning ascribed to it in the first paragraph hereof.

        1.75 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles.

        1.76 Other Terms. All other terms contained in this Agreement which are not otherwise defined in this Section 1 or in any other section of this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of Illinois (the "Code") in effect from time to time, to the extent the same are used or defined therein; provided, however, in the event that any such terms are hereafter amended, the broadest meaning given thereto, whether before or subsequent to such amendment, shall apply.

2. LOANS; GENERAL TERMS

        2.1 Revolving Loan Facility. Lender shall make available for Borrowers' use from time to time prior to the Revolving Loan Termination Date, upon Borrowers' request therefor, certain loans (each a "Revolving Loan" and collectively the "Revolving Loans") and other financial accommodations. The Revolving Loans shall not at any time exceed, the lesser of (i) the Revolving Loan Commitment less the Letter of Credit Obligations or (b) the current amount of Revolver Collateral Availability less the Letter of Credit Obligations (such lesser amount being hereinafter referred to as the "Maximum Revolving Amount"). The Revolving Loan shall be repayable on the Revolving Loan Termination Date and as provided in Section 4.2 of this Agreement. Subject to the foregoing limits and the other terms and conditions contained herein, and provided that no Default then exists, funds out of the Revolving Loan may be advanced, repaid and re-advanced. The Revolving Loan shall be evidenced by a Revolving Note (the "Revolving Note") in form and substance acceptable to Lender.

        2.2 Term Loan Facility. Lender shall extend to Borrowers a term loan (the "Term Loan") in an amount of $5,555,000. The Term Loan Facility shall be subject to the satisfaction of the terms and conditions of Sections 11 and 12 and all of the other terms and conditions of this Agreement. The Term Loan shall be evidence by a Term Note (the "Term Note") in form and substance acceptable to Lender. The Term Loan shall be repayable as provided in Section 4.2 hereof. Borrowers shall not be entitled to reborrow any portion of the principal balance of a Term Loan that is repaid or prepaid.

        2.3 Letters of Credit. In addition to the Loans made pursuant to Sections 2.1 and 2.2, Lender may in its discretion, upon receipt of duly executed letter of credit applications in form and substance reasonably satisfactory to Lender and such other documents, instruments or agreements as Lender may reasonably require, issue Letters of Credit on such terms as are satisfactory to Lender prior to the Revolving Loan Termination Date (the "L/C Facility"), provided, however, that no Letter of Credit shall be issued if, before or after taking such Letter of Credit into account, the Letter of Credit Obligations exceed the lesser of (i) $400,000 or (ii) Revolver Collateral Availability at such time minus the outstanding principal balance of the

Revolving Loans. If the aggregate outstanding Letter of Credit Obligations exceed the lesser of (i) $400,000 or (ii) the Revolver Collateral Availability at such time minus the outstanding principal balance of the Revolving Loans, Borrowers shall, unless Lender shall otherwise consent, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess, including, without limitation, the posting of cash collateral in the amount of such excess. Borrowers agree to pay Lender, on demand, Lender's standard administrative operating fees and charges in effect from time to time for issuing and administering any Letters of Credit. Borrowers further agree to pay to Lender a Letter of Credit fee equal to one and one-half percent (1.5%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding and on each Letter of Credit Draft accepted by Lender. Such letter of credit fee shall be payable annually in advance on the date of issuance of the applicable Letter of Credit. Any reimbursement obligations for each payment made by Lender under or pursuant to any Letter of Credit or Letter of Credit Draft and any fees or interest accrued thereon shall be part of the Liabilities, shall be payable by Borrower to Lender within two day of demand, and from the date of payment until the date of reimbursement to Lender, shall bear interest at the rate then applicable to the Revolving Loans hereunder.

        2.4 Advances to Constitute One Loan; Loan Purpose. All loans and advances by Lender to Borrowers under this Agreement and the Ancillary Agreements (whether made as a Revolving Loan or otherwise), shall constitute one loan and all indebtedness and obligations of Borrowers to Lender under this Agreement and the Ancillary Agreements shall constitute one general obligation secured by the Collateral. The loans and advances hereunder shall be used to (a) purchase all of the outstanding capital stock of Virginia Honey and (b) to provide ongoing working capital to Borrowers.

        2.5 Interest Rate. So long as no monetary Default has occurred and is continuing, Borrowers shall pay Lender interest on the outstanding principal balance of the Revolving Loan at the Prime Rate plus the Applicable Margin or at LIBOR plus the Applicable Margin. At the election of Lender, in its sole discretion, from and after the occurrence of a monetary Default until such monetary Default is cured or waived, Borrowers shall pay Lender interest on the Revolving Loan and Term Loan at the Default Rate on overdue principal from the date of Default until waived, cured and/or paid. Interest shall be based on the average daily outstanding loans for each month and shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable as provided in Section 4.2 of this Agreement. Any change in the Prime Rate shall be effective as of the effective date stated in the announcement by the Lender of such change. In no contingency or event whatsoever shall the rate of interest paid by Borrowers under this Agreement or any of the Ancillary Agreements exceed the maximum amount permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the maximum rate permitted by any such law, (i) Lender shall apply the excess amount of interest paid by Borrowers to any unpaid principal owed by Borrowers to Lender or, if the amount of such excess exceeds the unpaid balance of such principal, Lender shall promptly refund such excess interest to Borrowers, and (ii) the provisions hereof shall be deemed amended to provide for such permissible rate. All sums paid, or agreed to be paid, by Borrowers which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until the indebtedness is paid in full.

        2.6 LIBOR Rate Loans. Borrowers shall have a LIBOR Rate option with respect to the Revolving Loan and the Term Loan and may elect an Interest Period of one, two, three or six months, provided however, Borrowers shall not be permitted to have LIBOR Rate Loans with more than four different Interest Periods outstanding at any time.

        2.7 Borrowing Procedure; Notice of Continuation/Conversion.

        (A) Each Borrowing shall be made upon the Borrowers' irrevocable written notice delivered to the Lender in the form of a Notice of Borrowing (which notice must be received by the Lender prior to 11:00 a.m. on the Business Day of the requested Borrowing date in the case of each LIBOR Rate Loan. Unless the Lender shall otherwise agree, during the existence of a Default or an Event of Default, the Borrowers may not elect to have a Revolving Loan be made as, or converted into or continued as, a LIBOR Rate Loan.

        (B) The Borrowers may upon irrevocable written notice to the Lender elect to convert on any Business Day, any Prime Rate Loans into a LIBOR Rate Loan or, elect to convert on the last day of the applicable Interest Period a LIBOR Rate Loan having an Interest Period maturing on such day into Prime Rate Loans, or elect to renew on the last day of the Interest Period a LIBOR Rate Loan having an Interest Period maturing on such day.

        (C) The Borrowers shall deliver a Notice of Conversion/Continuation to be received by the Lender not later than 11:00 a.m. (Chicago time) on the Business Day of the requested conversion date or continuation date, if the Loan is to be converted into or continued as a LIBOR Rate Loan and on the requested conversion date, if the Loans are to be converted into Prime Rate Loans, specifying the proposed conversion date or continuation date.

        (D) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans, as the case may be, or if any Default or Event of Default shall then exist, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Prime Rate Loans effective as of the expiration date of such current Interest Period.

        (E) Unless Lender shall otherwise agree, during the existence of a Default or Event of Default, the Borrowers may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

        2.8 No Right of Prepayment. Subject to Sections 2.12(B) and 4.2(C), Borrowers shall have the right to prepay any portion of an advance which is subject to a LIBOR Rate.

        2.9 Interest Payment Dates on LIBOR Rate Loans. Interest on each LIBOR Rate Loan shall be paid in arrears on the last day of each calendar month hereafter and on the last day of the applicable Interest Period, and, during the existence of any Default interest shall be payable on demand of Lender.

        2.10 Default Interest Rate on LIBOR Rate Loans. While any Default exists and is continuing and/or after maturity of the Loans (whether by acceleration or otherwise), unless Lender shall otherwise then agree, on and after the expiration of any Interest Period applicable to a LIBOR Rate Loan outstanding on the date of occurrence of such Default or maturity, the principal amount of such Loan, during the continuation of such Default and/or after acceleration, shall bear interest at a rate per annum equal to the Default Rate.

        2.11 Illegality.

        (A) If Lender shall determine that the introduction of any law, or any change in any change of law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful, for Lender to make LIBOR Loans, then, on notice thereof by the Lender to the Borrowers, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender shall have notified the Borrowers that the circumstances giving rise to such determination no longer exists.

        (B) If a Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall prepay in full all LIBOR Rate Loans of Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 2.12.

        (C) If the obligation of Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrowers may elect, by giving notice to the Lender that all Loans which would otherwise be made by the Lender as LIBOR Rate Loans hall be instead Prime Rate Loans.

        2.12 Increased Costs and Reduction of Return.

        (A) If Lender shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time upon demand therefor by Lender, additional amounts as are sufficient to compensate Lender for such increased costs.

        (B) The Borrowers agree to reimburse Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of the failure of the Borrowers to make any payment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof); the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; the prepayment of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or the conversion of any LIBOR Rate Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period, including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrowers to the Lenders under this Section, each LIBOR Rate Loan made by Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

        2.13 Reserves on LIBOR Rate Loans. The Borrowers shall pay to Lender, as long as Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan provided the Borrowers shall have received at least fifteen (15) days' prior written notice of such additional interest from the Lender. If Lender fails to give notice fifteen (15) days prior to the relevant date on which interest is payable, such additional interest shall be payable fifteen (15) days from receipt of such notice. This covenant shall survive payment of all other Liabilities.

3. ELIGIBLE ACCOUNTS; ELIGIBLE INVENTORY

        3.1 Eligible Accounts. Upon Borrowers' delivery to Lender of an Accounts Report, Lender shall determine, in its reasonable business judgment, which Accounts listed thereon are "Eligible Accounts". In making this determination, Lender will consider the following requirements:

        (A) If the Account arises because of the sale of goods, such goods have been shipped or delivered on open account and on an absolute sale basis and not on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return agreement (other than agreements to repurchase and return any Inventory whose code dating has expired or which is deemed "unwholesome" by the Account Debtor, and for which Borrowers have established reserves satisfactory to Lender) and no material part of such goods has been returned (other than returns described in Section 7.4 of this Agreement), repossessed, rejected, lost or damaged;

        (B) The Account is not evidenced by chattel paper or an instrument of any kind;

        (C) The Account Debtor obligated on such Account is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind and Lender is satisfied with the creditworthiness of such Account Debtor, in Lender's reasonable discretion;

        (D) (i) The Account is owing from an Account Debtor located within the United States or Canada, or (ii) if the Account is owing from an Account Debtor located outside the United States or Canada, such Account Debtor has furnished Borrowers with an irrevocable letter of credit which has been issued or confirmed by a financial institution acceptable to Lender (or such Account is covered by foreign credit insurance), and said letter of credit (or credit insurance) is in form and substance acceptable to Lender, has been pledged to Lender, and is payable in United States dollars in an amount not less than the face value of the Account;

        (E) The Account is a valid, legally enforceable obligation of the relevant Account Debtor and such Account Debtor has not asserted any offset, counterclaim or defense denying liability thereunder; provided, however, that if such offset, counterclaim or defense has been asserted, such Account shall be ineligible only to the extent of such asserted offset, counterclaim or defense;

        (F) The Account is subject to and covered by Lender's perfected security interest and is not subject to any other lien, claim, encumbrance or security interest other than Permitted Liens;

        (G) The Account is evidenced by an invoice or other documentation in form acceptable to Lender;

        (H) The Account has not remained unpaid for a period exceeding ninety
(90) days after the date of invoice and not more than fifty percent (50%) of the balance of all Accounts owing from the Account Debtor obligated under such Account has remained unpaid for more than ninety (90) days after the invoice date;

        (I) the Account is not owing from an (i) employee, officer, agent, director or Affiliate of the Borrowers or (ii) from the United States of America or Canada or any department, agency or instrumentality thereof unless, with respect to an Account Debtor which is the United States or any department, agency or instrumentality thereof, such Account has been validly assigned by Borrowers to Lender in full compliance with the Assignment of Claims Act of 1940, as amended;

        (J) Each of the warranties and representations set forth in Section 9.2 of this Agreement has been reaffirmed with respect to such Account at the time the most recent Accounts Report was delivered to Lender; and

        (K) The Account is one against which Lender is legally permitted to make loans and advances.

        Nothing contained in this Agreement or in the Ancillary Agreements shall require Lender to advance funds or otherwise extend credit to Borrowers against Accounts representing "progress billing" for work not yet completed.

        3.2 Eligible Inventory. Upon Borrowers' delivery to Lender of an Inventory Certification Report, Lender shall determine, in its reasonable business judgment, which Inventory listed thereon is "Eligible Inventory." In making this determination, Lender will consider the following requirements:

        (A) With respect to Vita, the Inventory is in good condition, constitutes finished goods or raw fish (excluding, however, ingredients (other than raw fish) used to process finished goods Inventory)), meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, is currently saleable in the ordinary course of Vita's business and is not otherwise unacceptable to Lender due to age, type, category and/or quantity;

        (B) With respect to Virginia Honey, the Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, and is not otherwise unacceptable to Lender due to age, type, category and/or quantity;

        (C) The Inventory is located at one of the locations listed on Schedule
5.6 attached hereto, is subject to and covered by Lender's perfected security interest and is not subject to any other lien, claim, encumbrance or security interest other than Permitted Liens (all Inventory at other locations shall not be considered to be Eligible Inventory);

        (D) The Inventory has not been consigned to a customer of a Borrower (Inventory which is subject to return due to expiration of code dates or due to being deemed "unwholesome" by the Account Debtor shall not be considered to be consigned Inventory);

        (E) Each of the warranties and representations set forth in Section 9.3 of this Agreement has been reaffirmed with respect thereto at the time the most recent Inventory Report was delivered to Lender; and

        (F) The Inventory was not purchased by a Borrower in or as part of a "bulk" transfer or sale of assets unless such Borrower has complied with all applicable bulk sales or bulk transfer laws.

4. PAYMENTS

        4.1 Borrowers' Loan Account; Method of Making Payments. Lender shall maintain a loan account (the "Loan Account") on its books in which shall be recorded (i) all loans and advances made by Lender to Borrowers pursuant to this Agreement, (ii) all payments made by Borrowers on all such loans and advances and (iii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest. All entries in the Borrowers' Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Unless otherwise agreed to in writing from time to time thereafter, Borrowers promise to pay the amount reflected as owing by them under the Loan Account, and all of their other obligations hereunder and under any of the other Ancillary Agreements as such amounts become due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) pursuant to the terms of this Agreement and the other Ancillary Agreements. Furthermore, Lender is hereby authorized to charge the Loan Account by debiting the Revolving Loan for each payment of principal, interest, fees, and other Liabilities as it becomes due hereunder, including Letters of Credit which have been paid by Lender. All payments of the Liabilities shall be made, without setoff, deduction or counterclaim, in immediately available funds to Lender at Lender's address specified pursuant to Section 14.10 of this Agreement, or at any other address of Lender specified in writing by Lender to Borrower, on the date when due or by Lender debiting any of the Borrowers' general operating account on the date when due.

        4.2 Payment Terms.

        (A) Revolving Loan. Absent Default, (i) interest on the Revolving Loans and the Letter of Credit Obligations shall be payable in arrears on the first day of each month (for the immediately preceding month) out of the first collections received with respect to any proceeds of Collateral, (ii) fees, costs, expenses and similar charges shall be payable as and when provided in this Agreement or the Ancillary Agreements and (iii) all outstanding Revolving Loans shall be immediately due and payable on the Revolving Loan Termination Date; provided, however, that if at any time the outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations exceed the Maximum Revolving Amount, Borrowers shall immediately pay to Lender such amount as is necessary to eliminate such excess.

        (B) Term Loan.

                (i) Commencing on September 1, 2001, and on the first day of each month thereafter, installments of principal each equal to $90,041.67 and accrued and unpaid interest on the Term Loan shall be due and payable.

                (ii) Commencing on December 1, 2002, and on the first day of each month thereafter, installments of principal each equal to $40,041.67 and accrued and unpaid interest on the Term Loan shall be due and payable.

                (iii) The unpaid principal balance of the Term Loan, if not sooner declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest, shall be due and payable in full on the Term Loan Maturity Date.

        (C) Prepayments.

                (i) Term Loan Prepayments. Subject to Section 2.12, Borrowers may from time to time voluntarily prepay the Term Loan in whole or in part; provided that the Borrowers shall give the Lender notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the date and amount of prepayment. Concurrently with the receipt by the Borrowers of the aggregate cash proceeds received by the Borrowers from any Asset Sale, Borrowers shall make prepayments of the Term Loan in the amount of such proceeds. All prepayments of the Term Loan shall be applied in the inverse order of maturity to the remaining installments thereof, and no prepayments shall reduce the dollar amount of fixed principal installments required to be paid, until such Term Loan is paid in full.

                (ii) Prepayment Premium. If Borrowers refinance the Loans prior to August 15, 2002, Borrowers shall be obligated to pay Lender a prepayment premium equal to $125,550. If the principal balances of the Revolving Loan and the Term Loan are accelerated in accordance with the terms of the Agreement, the resulting balance due shall be considered a prepayment due and payable as of the date of acceleration. Borrowers agree that the prepayment premium is a reasonable estimate for the loss of bargain, and such payment shall not in any way reduce, affect or impair any other obligation of Borrowers hereunder.

        4.3 DISBURSEMENT OF PROCEEDS. All disbursements made by Lender to Borrowers shall be deposited into Account No. 5980000089, unless Lender is otherwise instructed by Borrowers.

        4.4 Collection of Accounts and Payments.

        (A) Blocked Account; Lockbox. Borrowers shall establish a special account (a "Blocked Account") in Lender's name with Lender or one of Lender's Affiliates or one or more other financial institutions satisfactory to Lender (the "Depository Bank") to which Borrowers will immediately deposit all remittances in the identical form in which such payment was made, whether by cash or check. Borrowers also shall establish and maintain lockbox(es) with Lender and shall direct all of its Account Debtors to make payments due it directly to said lockbox(es). All remittances and items sent to such lockbox(es) shall be transferred to the Blocked Account. The Depository Bank shall acknowledge and agree, in a manner satisfactory to Lender, that all payments made to such Blocked Account are the sole and exclusive property of Lender, that the Depository Bank has no right of setoff against the funds in such account (other than its rights as Lender hereunder) and that, if requested by Lender, the Depository Bank will wire, or otherwise transfer immediately available funds in a manner satisfactory to Lender, funds deposited in such Blocked Account to Lender on a daily basis. Borrowers hereby agree that all payments made to such Blocked Account, lockbox(es) or otherwise received by Lender, whether on the Accounts or as proceeds of other Collateral or otherwise, shall be the sole and exclusive property of Lender and neither Borrower shall have any right of withdrawal from such lockbox(es) or Blocked Account. Remittances sent to such lockbox(es) or Blocked Account will be applied on account of the Liabilities owing under or with respect to the Revolving Loans and Letter of Credit Obligations or, following a Default, to any of the Liabilities as Lender in its sole discretion may elect. If, after application is made to the Revolving Loans and Letter of Credit Obligations, and no Default exists, any amounts remain in the Blocked Account, such excess amounts shall be remitted to Borrowers.

        (B) Calculation of Interest; Remittances by Borrowers. For purposes of calculating interest, Lender will credit (conditional upon final collection) all payments received by Lender through the Blocked Account to Borrowers' Loan Account two (2) Business Days after the date of receipt by Lender. For purposes of determining availability under the Revolving Loan Facility and L/C Facility, all payments received by Lender through the Blocked Account shall be credited to Borrowers' Loan Account on the date of receipt by Lender. Borrowers and any of their Affiliates, Subsidiaries, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with Borrowers shall, acting as trustee for Lender, receive, as the sole exclusive property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and, immediately upon receipt thereof, remit the same or cause the same to be remitted to the Depository Bank for deposit in such Blocked Account or, if requested by Lender, to Lender at Lender's address set forth in Section 14.10 of this Agreement. Borrowers agree to pay to Lender any and all fees, costs and expenses which Lender incurs in connection with opening, operating and maintaining the Blocked Account and depositing for collection by Lender any check or item of payment received and/or delivered to the Depository Bank or Lender on account of the Liabilities (which fees, costs and expenses shall be in accordance with Lender's published fee schedule for Lender's regular cash management services), and Borrowers further agree to reimburse Lender for any claims asserted by the Depository Bank as proceeds of the Collateral.

        t. Application of Payments and Collections. Except as otherwise provided herein, and subsequent to Default, Borrowers irrevocably waive the right to direct the application of payments and collections received by Lender from or on behalf of Borrowers, and Borrowers agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Liabilities in such manner as Lender may deem appropriate, notwithstanding any entry by Lender upon any of its books and records. To the extent that either Borrower makes a payment to Lender or Lender receives any payment or proceeds of the Collateral for either Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Liabilities or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments or proceeds had not been received by Lender.

        u. Statements. All loans and advances to Borrowers, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by Lender in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as Lender shall have rendered to Borrowers written statements of account as provided herein, the balance in Borrowers' Loan Account, as set forth on Lender's most recent statement, shall be rebuttably presumptive evidence of the amounts due and owing to Lender by Borrowers. Not less than fifteen (15) days after the final day of each calendar month, Lender shall render to Borrowers a statement setting forth the balance of Borrowers' Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to subsequent adjustment by Lender and Lender's right to reapply payments in accordance with Section 4.4 of this Agreement but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrowers and shall constitute an account stated, unless, within forty-five (45) days after receipt of any statement from Lender, Borrowers shall deliver to Lender written objection thereto specifying the error or errors, if any, contained in such statement.

5. COLLATERAL: GENERAL TERMS

        5.1 Security Interest. To secure the prompt payment to Lender of the Liabilities, Vita has heretofore and along with Virginia Honey hereby grants to Lender a continuing first priority security interest in and to all of the following property and interests in property of each Borrower (subject to the Permitted Liens), whether now owned or existing or hereafter acquired or arising and wheresoever located: (i) Accounts, contract rights, General Intangibles, tax refunds, chattel paper, instruments, notes, letters of credit, documents, documents of title; (ii) Inventory; (iii) all of Borrowers' deposit accounts (general or special) with and credits and other claims against Lender or any other financial institutions with which each Borrower maintains deposits; (iv) all of Borrowers' goods and Equipment; (v) the real estate commonly known as 2222 W. Lake Street, Chicago, Illinois (vi) all of each Borrower's now owned or hereafter acquired monies, and any and all other property and interests in property of each Borrower now or hereafter coming into the actual possession, custody or control of the Lender or any agent or Affiliate of the Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (vii) all insurance proceeds of or relating to any of the foregoing; (viii) all of each Borrower's books and records relating to any of the forgoing; and (ix) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

        5.2 Disclosure of Security Interest. Each Borrower shall make appropriate entries as required by generally accepted accounting principles upon its financial statements and books and records disclosing Lender's security interest in the Collateral.

        5.3 Special Collateral. Immediately upon Borrowers' receipt of any Collateral which is evidenced or secured by an agreement, letter of credit, instrument and/or documents, including, without limitation, promissory notes, documents of title and warehouse receipts (the "Special Collateral"), such Borrower shall deliver the original thereof to Lender or to such agent of Lender as Lender shall designate, together with appropriate endorsements, the documents required to draw thereunder (as may be relevant to letters of credit) and/or other specific evidence (in form and substance acceptable to Lender) of assignment thereof to Lender.

        5.4 Financing Statements. Each Borrower hereby authorizes Lender to execute and file at any time or times hereafter, all financing statement that Lender may reasonably believe to be necessary to perfect its lien in the Collateral and Borrowers shall pay the costs of any recording or filing of the same.

        5.5 Inspection; Field Examinations. Lender (by any of its officer, employees and/or agents) shall have the right, at any time or times during any Borrower's usual business hours, upon reasonable prior notice, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss such Borrower's affairs and finances with any Person and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. Without limitation of the foregoing, Lender shall have the right to conduct field examinations up to four times each year (or more frequently, if Lender so elects in its sole discretion) and each Borrower agrees to cooperate fully in connection therewith. Borrowers will reimburse Lender at the rate of $500 per person per day, plus out of pocket expenses, for the field examinations and collateral examinations conducted by Lender.

        5.6 Perfection and Priority; Location of Collateral. Each Borrower's chief executive office, principal place of business and all other offices and locations of the collateral and books and records related thereto (including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral) are set forth on Schedule 5.6 attached hereto and made a part hereof. No Borrower shall remove its books and records or the Collateral from any such locations (except for removal of Inventory upon its sale) and shall not open any new offices or relocate any of its books and records or the Collateral except that such removal, opening or relocation may be made to a place within the Continental United States of America with at least thirty (30) days' prior written notice thereof to Lender.

        5.7 Lender's Payment of Claims Asserted Against Borrowers. Lender may but shall not be obligated to, at any time or times hereafter, in its sole and absolute discretion, and without waiving any Default or waiving or releasing any of the obligation, liability or duty of Borrowers under this Agreement or the Ancillary Agreements, pay, acquire and/or accept an assignment of any security interest, lien, claim or other encumbrance asserted by any Person against the Collateral. All sums paid by Lender under this Section 5.7, including all costs, fees and expenses, reasonable attorneys' and paralegals' fees, be payable by Borrowers to Lender within five days of written notice to Borrowers and shall be additional Liabilities secured by the Collateral and shall accrue interest from the date paid by Lender.

        5.8 Organizational Identification Numbers. Vita warrants and represents to Lender that its corporate organizational number with the Nevada Secretary of State is C18751-1996. Virginia Honey warrants and represents to Lender that its corporate organizational number with the Virginia State Corporation Commission is 0297107-5. Borrowers agree not to change such corporate organizational numbers without the prior written consent of Lender.

6. COLLATERAL: ACCOUNTS

        6.1 Verification of Accounts. Any of Lender's officers, employees or agent shall have the right, at any time or times after Default, in Lender's name or in the name of a firm of independent certified public accountants acceptable to Lender, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise.

        6.2 Assignments, Records and Accounts Report. Each Borrower shall keep accurate and complete records of its Accounts and, as frequently as Lender shall require, but not less frequently than monthly, each Borrower shall deliver to Lender an Accounts Report and formal written assignments of all of its Accounts. Each Borrower shall also deliver to Lender, upon demand, the original or a copy (as requested by Lender) of all documents, including, without limitation, repayment histories, present status reports and shipment reports, relating to the Accounts included in any Accounts Report and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

        6.3 Notice Regarding Disputed Accounts. Borrowers shall give Lender prompt written notice of any Accounts in excess of $10,000.00 which are in dispute between any Account Debtor and Borrowers. Each Accounts Report shall identify all disputed accounts and disclose with respect thereto, in a reasonable detail, the reason for the dispute, all claims related thereto and the amount in controversy.

7. COLLATERAL: INVENTORY

        7.1 Sale of Inventory. Unless a Default occurs, each Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in partial or total satisfaction of Indebtedness).

        7.2 Safekeeping of Inventory; Inventory Covenants. Lender shall not be responsible for (i) the safekeeping of the Inventory; (ii) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value of Inventory or (iv) any act or default of any carrier, warehouseman, bailee or forwarding agency or any other Person in any way dealing with or handling the Inventory. All risk of loss, damage, distribution or diminution in value of the Inventory shall be borne by the Borrowers.

        7.3 Records and Schedules of Inventory. Each Borrower shall keep correct and accurate daily records concerning its Inventory, itemizing and describing the kind, type, quality and quantity of Inventory, and each Borrower's cost therefor, the daily withdrawals therefrom and additions thereto and Inventory then on consignment, and shall furnish to Lender (i) upon request copies of the working papers related thereto and (ii) monthly a current Inventory Certification Report. A physical count of the Inventory shall be conducted no less often than quarterly and a report based on such count of Inventory shall promptly thereafter (but not later than twenty (20) days after the end of each such quarter) be provided to Lender together with such supporting information (including, without limitation, invoices relating to such Borrower's purchase of goods listed in said report) as Lender shall, in its sole and absolute discretion, request.

        7.4 Returned and Repossessed Inventory. If at any time prior to the occurrence of a Default, any Account Debtor returns any Inventory to any Borrower, such Borrower shall promptly determine the reason for such return and, if such Borrower accepts such return, issue a credit memorandum in the appropriate amount to such Account Debtor; provided, however, that, subsequent to the occurrence of a Default under this Agreement, no Borrower shall, without the prior consent of Lender, accept on any single day, returned Inventory the sale price of which was in excess of $10,000.00 in the aggregate. After the occurrence of a Default, each Borrower shall hold all returned Inventory in trust for Lender, shall segregate such Borrower's possession and shall conspicuously label said returned cases, immediately notify Lender of the return of any Inventory, specifying the reason for such return and the location and condition of the returned Inventory.

8. COLLATERAL: EQUIPMENT

        8.1 Maintenance of Equipment. Each Borrower shall keep and maintain its Equipment in good operating condition and repair, ordinary wear and tear excepted, and shall make all necessary replacements thereof so that the value, utility, and operating efficiency thereof shall at all times be maintained and preserved and shall promptly inform Lender of any material additions to or deletions from the Equipment. No Borrower shall permit any such items to become affixed to real estate in such manner that such Equipment will become a fixture or an accession to other personal property.

        8.2 Evidence of Ownership of Equipment. Each Borrower shall, upon Lender's request, deliver to Lender all evidence of ownership of any of its Equipment (including, without limitation, bills of sale, certificates of title, and applications for title).

        8.3 Proceeds of Equipment. Neither Borrower shall, without the prior written consent of Lender, sell, lease, grant a security interest in or otherwise dispose of or encumber the Equipment or any part thereof without, in each case, the prior written consent of Lender (which consent shall not be unreasonably withheld). In the event any Equipment is sold, transferred, or otherwise disposed of as permitted in this Section 8.3, Borrowers shall deliver all of the cash proceeds of such sale, transfer, or disposition to Lender, which proceeds shall be applied to the repayment of the Liabilities; provided, however, such Borrower may use the proceeds of such sale, transfer, or disposition to finance the purchase of replacement Equipment in which Lender will be provided with a valid perfected security interest therein. Such Borrower shall deliver to

Lender written evidence of the use of the proceeds for such purchase; all replacement Equipment purchased by such Borrower shall be free and clear of all liens, claims, security interests, and other encumbrances, except for the liens, claims, security interests, and other encumbrances granted to Lender or the Permitted Liens.

9. WARRANTIES AND REPRESENTATIONS

        9.1 General Warranties and Representations. Each Borrower warrants and represents to Lender that:

        (A) It is a corporation duly organized and validly existing and in good standing under the laws of the state of its organization, as represented at the beginning of this Agreement, and is qualified or licensed to do business in all other countries, states and provinces in which the laws thereof require it to be so qualified and/or licensed, except where the failure to be so qualified would not have a Material Adverse Effect;

        (B) It has not used, during the five (5) year period preceding the date of this Agreement, and does not intend to use any other corporate or fictitious name, except as disclosed in Schedule 9.1(B) attached hereto and made a part hereof;

        (C) It has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Ancillary Agreements executed concurrently herewith;

        (D) The execution, delivery and performance by it of this Agreement and the Ancillary Agreements shall not, by their execution or performance, the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law, rule or regulation or a breach of any provision contained in its organizational document or By-Laws or contained in any agreement, instrument, indenture or other document to which it is now a party or by which it is bound which would have a Material Adverse Effect;

        (E) Its use of the proceeds of any advances and readvances made by Lender to it pursuant to this Agreement are, and will continue to be, legal and proper uses (duly authorized) and such uses are consistent with all applicable laws and statutes, as in effect as of the date hereof;

        (F) It has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct or to continue to conduct its present or intended business as heretofore conducted by it and to own or lease and operate its properties as now owned or leases and operated by it or by the previous owner of those properties where the failure to have such approvals, permits, certificates, inspections, consents and franchises would not materially and adversely affect its business, properties, assets, operations, or condition, financial or otherwise;

        (G) None of said approvals, permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business in similar locations and under similar conditions and circumstances;

        (H) It now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and it now owns property the fair saleable value of which is greater than the amount required to pay its debts;

        (I) Except as disclosed on Schedule 9.1(I) attached hereto and in the Financials, it has no litigation pending (except such litigation that would not have a Material Adverse Effect) and no Indebtedness (except for trade payables arising in the ordinary course of its business, operating leases or obligations or indebtedness to other lenders since the dates reflected in the Financials) and has not guaranteed the obligations of any other Person;

        (J) It is not a party to any contract or agreement or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or other, and is not a party to any labor dispute; there are no strikes or walkouts relating to any labor contracts and no such contract is scheduled to expire during the term hereof, except as disclosed on Schedule 9.1(J) attached hereto;

        (K) It has good, indefeasible and merchantable title to and ownership of the Collateral (other than the Real Estate Collateral), free and clear of all liens, claims, security interests and other encumbrances except those of Lender and the Permitted Liens;

        (L) It is not in violation of any applicable statute, rule, regulation or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, except where such violation would not have a Material Adverse Effect;

        (M) It is not in default under any indenture, loan agreement, mortgage, lease, trust deed, deed of trust or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

        (N) The Financials fairly present the assets, liabilities and financial condition and results of operations of Vita and of Virginia Honey and such other Persons described therein as of the dates thereof; there are no omissions or other facts or circumstances which are or may be material and there has been no material and adverse change in the assets, liabilities or financial or other condition of Vita or Virginia Honey since the date of the Financials; there exist no equity or long term investments in or outstanding advances to any Person not reflected in the Financials; there are no actions or proceedings which are pending or, to the best of its knowledge, threatened against it or any other Person which might result in any material adverse change in its financial condition or materially and adversely affect its operations, its assets or the Collateral;

        (O) It has received no notice to the effect that it is not in full compliance with any of the requirements of the Employee Retirement Income Security Action of 1974, as amended, ("ERISA") and the regulations promulgated thereunder and, to the best of its knowledge there exists no event described in
Section 4043 of ERISA, excluding subsections 4043(b)(2) and 4043(b)(3) thereof ("Reportable Event");

        (P) It has filed all federal, state and local tax returns and other reports, or has been included in consolidated returns or reports filed by an Affiliate, which it is required by law, rule or regulation to file and all Charges that are due and payable have been paid;

        (Q) Its execution and delivery of this Agreement or any of the Ancillary Agreements does not directly or indirectly violate or result in a violation of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System (12 CFR 220, 221 and 224, respectively) and it does not own or intend to purchase or carry any "margin security," as defined in said Regulations; and

        (R) Except as disclosed on Schedule 9.1(R), and to each Borrower's knowledge (i) its operations are in material compliance with all applicable federal, state or local environmental, health and safety statutes, regulations or orders including but not limited to the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., RCRA, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.
Section 136 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (collectively, "Requirements of Law"); (ii) it has obtained all environmental, health and safety permits required under Requirements of Law for such operations, and all such permits are in good standing and it is in material compliance with all terms and conditions of such permits; (iii) neither it nor any of its present Property or operations, and, to its knowledge (meaning the knowledge of its officers, members, directors, employees and shareholders), neither its past Property or operations, are subject to any (A) order from or agreement with any Governmental Authority or any judicial or administrative proceeding or investigations respecting any material Requirements of Law, any remedial action or any Liabilities arising from the Release or threatened Release of a Contaminant into the environment or (B) agreement with a private party expressly providing for any investigation or remediation resulting from a known Release or threatened Release of a Contaminant into the environment; (iv) it has not filed any notice under any Requirement of Law indicating that past or present "treatment," "storage" or "disposal" of a "hazardous waste," as such terms are defined under RCRA, or any state equivalent on any Property presently or heretofore owned, used, or operated by it has occurred; (v) it has not filed any notice under any applicable Requirement of Law reporting a Release of 500 gallons or more of a Contaminant into the environment from any past or present Property or its operations; (vi) there is not now on or in its the Property (A) any "treatment", "storage" or "disposal" of any hazardous waste," as such terms are defined under the RCRA, as amended, or any state equivalent; (B) more than one (1) underground storage tank or (C) any surface impoundments, or (D) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment; and (vii) it has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment; and (viii) no Environmental Lien has attached to any of its Property.

        9.2 Account Warranties and Representations. Each Borrower warrants and represents that Lender may rely, in determining which Accounts listed on any Accounts Report, Borrowing Base Certificate, or collateral activity report are Eligible Accounts, without independent investigation on all statements or representations made by each Borrower on or with respect to any such Accounts Report and, unless otherwise indicated in writing by such Borrower, that;

        (A) Such Accounts are genuine, are in all respects what they purport to be, are not evidenced by a judgment and, if evidenced by any instrument, agreement, contract or documents, are evidenced by only one executed original instrument, agreement, contract, or document, which has been endorsed and delivered to Lender;

        (B) Such Accounts represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto;

        (C) Except for credits issued to any Account Debtor in the ordinary course of its business for Inventory returned pursuant to Section 7.4 of this Agreement (which includes returns and credits for Inventory whose code expiration date has expired or which has been deemed "unwholesome" by the Account Debtor), the amounts shown on the Accounts Report, and all invoices and statements delivered to Lender with respect to any Account, are actually and absolutely owing to it and are not contingent for any reason;

        (D) To the best of its knowledge, except as may be disclosed on such Accounts Report, there are no setoffs, counterclaims or disputes existing or asserted with respect to any Accounts included on an Accounts Debtor for any deduction from it in the ordinary course of its business for prompt payment, all of which discounts or allowances are reflected in the calculation of the invoice related to such Account;

        (E) To the best of its knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement of any of the Accounts or tend to reduce the amount payable thereunder from the amount of the invoice shown on any Accounts Report, and on all contracts, invoices and statements delivered to Lender with respect thereto;

        (F) To the best of its knowledge, all Account Debtors are solvent and had the capacity to contract at the time any contract or other document giving rise to the Account was executed;

        (G) The goods, the sale of which gave rise to the Accounts are not, and were not at the time of the sale thereof, subject to any lien, claim, security interest or other encumbrance, except those of Lender, those removed or terminated prior to the date hereof and those subordinate to Lender's security interest;

        (H) It has no knowledge of any fact or circumstances which would impair the validity or collectibility of any of the Accounts;

        (I) To the best of its knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in its financial or other condition; and

        (J) The Accounts have not been pledged to any other Person whose liens shall be released no later than the date of the initial advance hereunder.

        9.3 Inventory Warranties and Representations. Each Borrower warrants and represents that Lender may rely, in determining which items of Inventory listed on any Inventory Certification Report are Eligible Inventory, without independent investigation on all statements or representations made by it on or with respect to any such Inventory Certification Report and, unless otherwise indicated in writing by it, that:

        (A) All Inventory is located on premises listed on Schedule 5.6 or is Inventory which is in transit and is so identified on the relevant Inventory Certification Report;

        (B) No Inventory is subject to any lien, claim, security interest or other encumbrance whatsoever, except for the security interest of Lender hereunder, or other Permitted Liens; and

        (C) Except as specified on Schedule 5.6, no Inventory is now, and shall not at any time or times hereafter be, stored with a bailee, warehouseman or similar party without Lender's prior written consent and, if Lender gives such consent, it will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, warehouse receipts therefor in Lender's name.

        9.4 Automatic Warranty and Reaffirmation of Warranties and Representations. Each request for an advance or Letter of Credit made by Borrowers pursuant to this Agreement or the Ancillary Agreements shall constitute (i) an automatic warranty and representation by Borrowers to Lender that there does not then exist a Default or an Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrowers contained in this Agreement and/or the Ancillary Agreements.

        9.5 Survival of Warranties and Representations. Borrowers covenant, warrant and represent to Lender that all representations and warranties of Borrowers contained in this Agreement and the Ancillary Agreements shall be true at the time of Borrowers' execution of this Agreement and the Ancillary Agreements, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto. Borrowers and Lender expressly agree that any misrepresentation or breach of any representation or warranty whatsoever contained in this Agreement or the Ancillary Agreements shall be deemed material.

10. COVENANTS AND CONTINUING AGREEMENTS

        10.1 Affirmative Covenants. Each Borrower covenants that it shall (unless waived in writing by Lender):

        (A) Pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participant pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Lender or any Participant, of proceeds of loans made by Lender to Borrowers pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participant, of any check or item of payment received and/or delivered to Lender or any Participant on account of the Liabilities;

        (B) At its sole cost and expense, keep and maintain the Collateral insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses in similar locations and notify Lender promptly of any event or occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline;

        (C) Promptly upon Borrowers' learning thereof, inform Lender, in writing, of (i) any material delay in Borrowers' performance of any of its material obligations to any Account Debtor and of any assertion of any claims, offsets, defenses or counterclaims by any Account Debtor and of any allowances or credits granted (including all credits issued for returned or repossessed inventory) and/or other monies advanced by Borrowers to any Account Debtor and
(ii) all material adverse information relating to the financial or other condition of any Account Debtor;

        (D) Keep books of account and prepare financial statements and furnish to Lender the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles applied on a consistent basis, unless Borrowers' independent certified public accountants concur in any changes therein and such changes are disclosed to Lender and are consistent with then generally accepted accounting principles);

                (i) as soon as available, but not later than ninety (90) days after the close of each fiscal year of Vita, audited consolidated and consolidating financial statements of Vita and Virginia Honey (including a balance sheet and profit and loss statement with supporting footnotes) as of the end of such year and for the year then ended issued by independent certified public accountants of recognized standing acceptable to Lender and selected by Vita and containing the unqualified opinion of such independent certified public accountants with respect to the financial statements, together with a letter from such accountants acknowledging that Lender may rely upon such financial statements. In addition, Borrowers shall provide a copy of the management letter, if any, delivered to Borrowers by such certified public accounting firm;

                (ii) as soon as available, but not later than thirty (30) days after the end of each calendar month hereafter, an unaudited financial statement of each Borrower as at the end of the portion of such Borrower's fiscal year then elapsed, certified by such Borrower's chief financial officer as prepared in accordance with generally accepted accounting principles and fairly presenting the financial position and results of operations of such Borrower for such period;

                (iii) Together with the financial statements furnished by each Borrower under preceding clause (ii), a certificate of such Borrower's chief financial officer, dated the date of such annual audit report or such interim financial statements, as the case may be, to the effect that no Default or Event of Default has occurred and is continuing and which has not been waived in writing by Lender, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions, if any, contained in this Section 10;

                (iv) Borrowing Base Certificates, supported by a sales and cash receipts journal, on reports acceptable to Lender, not less often than each Tuesday for the prior week ending on Friday;

                (v) collateral activity reports, and accounts receivable and collection reports, on forms acceptable to Lender, not later than twenty
        (20) days after the end of each month hereafter;

                (vi) the Accounts Report (including agings) and the Inventory Certification Report, supporting data, inventory run, and all related reports and papers, each on a monthly basis, as soon as available, but not later than twenty (20) days after the end of each calendar month hereafter;

                (vii) accounts payable listings on a monthly basis, as soon as possible, but not later than twenty (20) days after the end of each calendar month hereafter;

                (viii) not later than thirty (30) days after the end of each fiscal quarter, a certificate from Borrowers, signed by a chief financial officer, calculating each of the financial covenants and showing the method by which such calculation was made;

                (ix) as soon as possible but not later than twenty (20) days after and as of the end of each calendar year hereafter, a review and report in reasonable detail of all insurance of Borrowers then in force;

                (x) such other data and information (financial and other) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral, Borrowers' financial condition and/or results of operations and any guarantor, if any;

        (E) Notify Lender in writing, promptly upon, but in no event later than three (3) business days after, Borrowers' learning thereof, that any material Eligible Account or material Eligible Inventory has become ineligible and the reasons(s) for such ineligibility;

        (F) Notify Lender in writing, promptly upon Borrowers' learning thereof, of any litigation or of the instigation of any suit or administrative proceeding involving money or property or seeking damages in excess of $50,000.00 or which may otherwise materially adversely affect the operations, financial condition or business of any Borrower or any guarantor or Lender's security interest in the Collateral, whether or not the claim is considered by such Borrower to be covered by insurance;

        (G) Provide Lender with copies of all agreements between Borrowers and any warehouse at which Inventory may, from time to time, be kept and all lease or similar agreements between any Borrower and any Person, whether either Borrower is lessor or lessee thereunder;

        (H) Maintain product liability and other liability insurance in an amount customary for the business conducted by it;

        (I) Comply in all material respects with all applicable federal, state and local laws and regulations, and foreign laws and regulations, including but not limited to, environmental laws, labor and employment laws, income, sales, unemployment and social security taxes, and pension funds and retirement benefit programs as required by ERISA where the failure to so comply would materially and adversely affect its business, property, assets, operations or condition, financial or otherwise; and

        (J) Notify Lender in writing, promptly upon its learning thereof, of any notice or claim to the effect that (A) it may be liable to any Person as a result of the Release or threatened Release of a Contaminant, (B) any of its Property is subject to an Environmental Lien, or (C) its subject to the commencement or threat of any judicial or administrative proceeding alleging a violation of any Requirement of Law.

        10.2 Negative Covenants. Borrowers covenant that they shall not, without the prior written consent of Lender:

        (A) Merge, permit a change of ownership or consolidate with or acquire the stock or assets of any Person, or fail to maintain and preserve Borrowers' good standing and qualification in each jurisdiction where Borrowers are required to be in good standing and qualified, except where the failure to be in good standing or so qualified would not have a Material Adverse Effect;

        (B) Other than in the ordinary course of its business, make any investment in the securities of any Person;

        (C) Make any loans or other advances of money (other than salary) to officers, directors, stockholders or Affiliates of Borrowers, or permit the annual salary and all other direct and indirect compensation to its officers, directors or stockholders, to exceed 115% of the prior years compensation in the aggregate;

        (D) Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrowers' stock, or make any material change in Borrowers' capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Liabilities;

        (E) Make any distribution to any of its shareholders;

        (F) Enter into, or be a party to, any transaction with any Affiliate of Borrowers, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms which (i) are fully disclosed to Lender, (ii) are no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of Borrowers; and (iii) do not involve sums in excess of $50,000 in the aggregate;

        (G) Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person;

        (H) Except as otherwise expressly permitted herein or in the Ancillary Agreements, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, whether voluntarily or involuntarily, any of Borrowers' assets;

        (I) Incur any Indebtedness for borrowed money (other than the Liabilities, existing Subordinated Debt, capitalized leases, operating leases, payables in the ordinary course of business, and except for Indebtedness which is unsecured and is to Persons who execute and deliver to Lender (in form and substance acceptable to Lender and its counsel) subordination agreements subordinating their claims against such Borrower to the payment of Liabilities;

        (J) Permit any Accounts owing to any Borrower from any Affiliate to be payable on terms which would not allow such Borrower to demand payment upon the occurrence of a Default or permit the aggregate amount of all Accounts owing from its Affiliates at any time to exceed $5,000 so long as no Default has occurred (following a Default, Borrowers shall permit no Accounts to be owing from their Affiliates;

        (K) Adopt or agree to contribute to any funded tax qualified employee pension benefit plan (as defined in ERISA); provided, however, nothing herein shall be deemed to prohibit contributions to a tax qualified profit sharing plan;

        (L) Sell goods on consignment, bill and hold, or other unusual terms of sale outside of such Borrower's existing methods of sale;

        (M) Enter into or amend or prepay any other debt obligations, including, but not limited to any capitalized lease obligations, any Industrial Revenue Bonds, and the Indebtedness to Arlington W. Palmer his successors and assigns, but not including unsecured trade debt;

        (N) Enter any businesses unrelated to those presently conducted by either Borrower;

        (O) Change names or fiscal year or, without 30 days prior notice to Lender, change locations of Collateral, facilities or offices;

        (P) Make any loan, investment or advance to, or borrow from, any Person (other than borrowings from Lender or Loans permitted by Section 10.2(D));

        (Q) Form or acquire any subsidiary (except that Vita may purchase all of the outstanding shares of Virginia Honey);

        (R) Undergo a change of effective control including without limitation as a result of issuance of stock or other securities or issuance or exercise of options therefor;

        (S) Permit the make up of the board of directors of Virginia Honey to be any different than as in place immediately following the Restatement Effective Date;

        (T) Permit the aggregate share ownership of Stephen D. Rubin and Clark
L. Feldman, directly or indirectly, in Vita to decrease below twenty-five percent (25%), on a fully diluted basis, of the shares of stock of Vita from time to time outstanding.

        10.3 Financial Covenants. Borrowers covenant that they shall (unless waived in writing by Lender):

        (A) Maintain a minimum Tangible Net Worth, as determined at the end of each month to be less than the minimum amount specified for such month:

       Testing Period                                             Minimum Amount
       --------------                                             -------------
       Restatement Effective Date through August 2001             ($3,000,000)
       September 2001 through November 2001                       ($2,700,000)
       December 2001 through February 2002                        ($2,000,000)
       March 2002 through May 2002                                ($1,800,000)
       June 2002 through the Term Loan Maturity Date              ($1,600,000)

        (B) Not permit the ratio of Adjusted EBITDA for the previous twelve months to Total Debt Service for the previous twelve months to be less than 1.15 to 1.00, as tested at the end of each month.

        (C) Not make more than $1,000,000 of Capital Expenditures in any fiscal year.

        10.4 Contesting Charges. Notwithstanding anything to the contrary herein, Borrowers may dispute any Charges without prior payment thereof, even if such non-payment may cause a lien to attach to Borrowers' assets, provided that any such Borrower shall give Lender notice of such dispute and shall be diligently contesting the same in good faith, with due diligence and in an appropriate proceeding and there is no danger of a loss or forfeiture of Collateral and provided further that, if the same are in excess of $50,000.00 in the aggregate at any time or times hereafter, such Borrower shall give Lender such additional Collateral and assurances as Lender, in its sole discretion, deems necessary under the circumstances.

        10.5 Payment of Charges. Subject to the provisions of Section 10.4 of this Agreement, Borrowers shall pay promptly when due all of the Charges. In the event Borrowers, at any time or times hereafter, shall fail to pay the Charges, Borrowers shall so advise Lender thereof in writing and Lender may, without waiving or releasing any obligation or liability of Borrowers hereunder or any Default, in its sole and absolute discretion, at any time or times thereafter, make such payment or any part thereof (but shall not be obligated so to do), or obtain such satisfaction and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by Borrowers to Lender and shall be additional Liabilities hereunder secured by the Collateral.

        10.6 Insurance; Payment of Premiums. All policies of insurance on the Collateral or otherwise required hereunder shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in such amounts as may be satisfactory to Lender. Borrowers shall deliver to Lender the original (or copy) of each policy of insurance and evidence of payment of all premiums therefor. Such policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, naming Lender as an additional insured and showing Lender as the lender's loss payee, with respect thereto. Such endorsement shall provide that the insurance companies will give Lender at least thirty (30) days' prior notice before any such policy shall be altered or cancelled and that no act or default of Borrowers or any other person shall affect the right of Lender to recover under such policy in case of loss or damage. Borrowers hereby direct all insurers under such policies to pay all proceeds payable thereunder directly to Lender as Lender's loss payee subject to provisions of the Mortgage. Each Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies (provided that Lender shall consult with such Borrower and make such reasonable accommodations as such Borrower shall request prior to finally making, settling or adjusting claims under such policies), endorsing the name of such Borrower in writing or by stamp on any check, draft, instrument or other item of payment for the proceeds of such policies and for making all determinations and decisions with respect to such policies. If any Borrower shall fail to obtain or maintain any of the policies required by this
Section 10.6 or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by such Borrower hereunder, may (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Borrowers to Lender and shall be additional Liabilities hereunder secured by the Collateral.

        10.7 Post Closing Covenants.

        (A) Prior to October 15, 2001, Vita shall deliver an assignment of life insurance policy, which collaterally assigns a reasonably acceptable life insurance policy, insuring the life of Terry Hess for an amount not less than $4,000,000 to Lender. Notwithstanding anything else to the contrary, this provision does not prevent the Borrowers from obtaining any other additional life insurance on Terry Hess which is not collaterally assigned to Lender.

        (B) Prior to September 17, 2001, with respect to each parcel of real property leased by either Borrower, such Borrower shall deliver landlord waivers, in form and substance satisfactory to the Lender, from the owner of such parcel (a) waiving any landlord's lien in respect of personal property kept at the premises subject to such lease, and (b) permitted Lender access to such premises and a reasonable time period to remove such Collateral following a default under such applicable lease or this Agreement.

        10.8 Survival of Obligations Upon Termination of Agreement. Except as otherwise expressly provided for in this Agreement, cancellation (regardless of cause or procedure) of this Agreement or the Ancillary Agreements shall not in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrowers or Lender in any way or respect relating to any transaction or event occurring prior to such termination or cancellation, the Collateral, or any of the undertakings, agreements, covenants, warranties and representations of Borrowers or Lender contained in this Agreement or the Ancillary Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

11. CONDITIONS PRECEDENT TO ANY ADVANCES. The obligation of Lender to make any advances hereunder on or after the Restatement Effective Date is subject to the satisfaction of each of the following conditions precedent:

        11.1 Notice. Lender shall have received timely notice of such Borrowing in accordance with Section 2.5 hereof and such notice shall be accompanied by a certificate of a chief financial officer or president to the effect that the conditions in Sections 11.3 and 11.4 have been met at the time of each advance.

        11.2 Other Documents. Such other documents as the Lender shall reasonably determine to be necessary.

        11.3 Default. Before and after giving effect to such advance, no Default or Event of Default under this Agreement shall have occurred and be continuing.

        11.4 Warranties. Before and after giving effect to such advance, the representations and warranties in Section 9 (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true in all material respects as of such date) hereof shall be true and correct in all material respects as though made on the date of such advance.

12. CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Lender to make the initial advances hereunder on or after the Restatement Effective Date is subject to the satisfaction of the condition precedent, in addition to the applicable conditions precedent set forth in Section 11 above, that the Borrowers shall have delivered to Lender all of the following, each duly executed and dated the date of the initial advance hereunder on or after the Restatement Effective Date or such earlier date as is satisfactory to Lender and in form and substance satisfactory to Lender, except as otherwise hereinbelow specified:

        12.1 Agreement. This Agreement, duly executed by Borrowers, together with all schedules and exhibits hereto.

        12.2 Notes. The Revolving Note evidencing the Revolving Loan and the Term Note evidencing the Term Loan, duly executed by Borrowers.

        12.3 Modification to Mortgage. A Modification to the Mortgage dated March 20, 1995, pursuant to which the Mortgage secures the Revolving Note and the Term Note (and an updated title insurance endorsement to Lender's existing title insurance policy).

        12.4 Intellectual Property Security Agreement. Intellectual Property Security Agreements, in form and substance reasonably acceptable to Lender, are executed and delivered by Borrowers to Lender.

        12.5 Resolutions. A copy, duly certified by the secretary of the applicable Borrower, of (i) the resolutions of such Borrower authorizing or ratifying the execution and delivery of this Agreement, the Notes and the Ancillary Agreements, authorizing the advances hereunder and authorizing the incurrence of the Letter of Credit Obligations hereunder, (ii) all documents evidencing other necessary Borrower action, and (iii) all approvals or consents, if any, with respect to this Agreement, the Note and the Ancillary Agreements.

        12.6 Articles of Incorporation, By-Laws; Good Standing Certificates. Each of Borrower's Articles of Incorporation, together with good standing certificates from each Secretary of State in which the each Borrower is registered to conduct its business, each to be dated a date at most twenty (20) days prior to the date of this Agreement, and a certified copy of the by-laws of each Borrower.

        12.7 Incumbency. A certificate of the secretary of each Borrower certifying the names of the officers authorized to sign this Agreement, the Notes and all Ancillary Agreements or certificates to be delivered hereunder, together with the true signatures of such officers.

        12.8 Opinion of Counsel. An opinion of counsel for Borrowers, addressed to Lender, in form and substance acceptable to Lender.

        12.9 Financing Statements. UCC financing statements, in form and substance acceptable to the Lender.

        12.10 Excess Availability. Borrowers shall have excess borrowing availability of not less than $575,000.

        12.11 Due Diligence. Completion of due diligence by Lender and its counsel satisfactory to Lender and its counsel with respect to the proposed transaction and with respect to any and all agreements between Virginia Honey, Terry Hess and Arlington W. Palmer in connection with the redemption by Virginia Honey of the shares of Virginia Honey owned by Arlington W. Palmer.

        12.12 Prior Audits of Virginia Honey. Lender shall have received the audited financial statement of Virginia Honey for the fiscal year ended 2000.

        12.13 Cash Flow Projections; Proforma Financial Statements. Lender shall have received (a) detailed, monthly income, balance sheet and cash flow projections for the fiscal year 2001 for Vita, (b) cash flow projections for the fiscal year 2001 for Virginia Honey, and (c) shall have received a proforma post-closing balance sheet reasonably acceptable to Lender.

        12.14 Borrowing Base Certificate. A Borrowing Base Certificate duly executed by Borrowers.

        12.15 UCC Searches. Copies of UCC Search Reports on Borrowers.

        12.16 Insurance. Certificate of Insurance showing Lender as an additional insured and lender's loss payee.

        12.17 Closing Fee. A Closing Fee of $20,000 shall have been paid to Lender.

        12.18 Purchase of Virginia Honey. Vita shall have consummated the Stock Purchase Agreement dated June 29, 2001, between it and Terry Hess regarding the purchase of Virginia Honey, with no modifications thereto.

        12.19 Fees and Expenses. Payment of all fees and expenses then due, if any.

        12.20 Appraisals. Appraisals requested by Lender.

        12.21 No Material Adverse Change. No material adverse change in the financial condition, operations, assets and prospects of the Borrowers, prior to the initial Funding Date.

        12.22 Perfection and Priority. Evidence satisfactory to Lender and its counsel of the perfection and first priority status of all security interests and liens granted to Lender, and that there are no other security interests in any Collateral (except for Permitted Liens).

        12.23 Third Party Waivers and Agreements. Such landlord and mortgagee waivers, bailee and warehouse agreements, and consignment agreements as Lender shall request, all in form and substance reasonably satisfactory to Lender and its counsel.

        12.24 Compliance with Laws. Evidence of compliance by the Borrowers in all material respects with all federal, state, local and foreign laws and regulations including, but not limited to, environmental laws, labor and employment laws, income unemployment, social security taxes, and pension funds and retirement benefit programs as required by ERISA.

        12.25 No Material Litigation. Evidence that there is no material litigation or claim involving Borrowers or any guarantor.

        12.26 Working Capital Needs. Evidence of sufficient asset availability to meet Borrowers' working capital needs.

        12.27 Other Documents. Such other documents, agreements and instruments as Lender shall determine to be necessary.

13. DEFAULT: RIGHTS AND REMEDIES ON DEFAULT

        13.1 Default. The occurrence of any one or more of the following events shall constitute a Default:

        (A) Borrowers (i) fail to pay the Liabilities after when due and payable or declared due and payable or (ii) is in default in the payment of any of the Indebtedness (other than the Liabilities and Subordinated Debt);

        (B) Borrowers or any Affiliate or any guarantor of the Liabilities fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement or in the Ancillary Agreements, which is required to be performed, kept or observed by such Borrower or such Affiliate or guarantor (and not constituting a Default under any other subsection of this Section 13.1) and the same is not cured to Lender's satisfaction within ten (10) days after Lender gives Borrowers notice identifying such Default;

        (C) Any statement, warranty, representation, report, financial statement, or certificate made or delivered by any Borrower, or any of its officers, employees or agents, to Lender is not true and correct in any material respect;

        (D) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral;

        (E) The Collateral or any of any Borrower's other assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; an application is made by any Person other than either Borrower for the appointment of a receiver, trustee, or custodian for the Collateral or any of any Borrower's other assets and the same is not dismissed within thirty (30) days after the application therefor;

        (F) An application is made by any Borrower for the appointment of a receiver, trustee or custodian for the Collateral or any of such Borrower's other assets; a petition under any section of chapter of the Bankruptcy Code or any similar law or regulation is filed by or against any Borrower or any guarantor of the Liabilities and, if filed against any Borrower or such guarantor, is not dismissed within thirty (30) days after filing; any Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by or against any Borrower for its dissolution, liquidation or termination; any Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs;

        (G) Except as permitted in Section 10.3 of this Agreement, a notice of lien, levy or assessment is filed of record with respect to all or any substantial portion of any Borrower's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or any taxes or debts owing to any of the foregoing becomes a lien or encumbrance upon the Collateral or any of any Borrower's other assets and such lien or encumbrance is not released within thirty (30) days after its creation;

        (H) Judgment is rendered against any Borrower in excess of $25,000.00 and such Borrower fails either to commence appropriate proceedings to appeal such judgment within the applicable appeal period or, after such appeal is filed, such Borrower fails to diligently prosecute such appeal or such appeal is denied;

        (I) Any Borrower becomes insolvent or fails generally to pay its debts as they become due; or

        (J) Any Borrower fails within fifteen (15) days after the occurrence of the respective event, to furnish Lender with appropriate notice of the occurrence of any of the following events: (i) the happening of a Reportable Event with respect to any profit sharing or pension plan governed by ERISA (such notice shall contain the statement of a chief financial officer of Borrowers setting forth details as to such Reportable Event and the action which Borrowers propose to take with respect thereto and a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation), (ii) the termination of any such plan, (iii) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan. Borrowers fail to: (v) furnish to Lender a copy of each report which is filed by Borrowers with respect to each such profit sharing or pension plan promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation; (vi) notify Lender promptly upon receipt by any Borrower of any notice of the institution of any proceeding or other actions which may result in the termination of such plans; or (vii) acquire and maintain, when available, any contingent employer liability coverage insurance required by ERISA in an amount satisfactory to Lender; or

        (K) A matured default occurs under any of the Ancillary Agreements.

        13.2 Acceleration of the Liabilities. Upon and after the occurrence of a Default, all of the Liabilities may, at the option of Lender and without further demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable.

        13.3 Remedies. Upon and after the occurrence of a Default, Lender shall have the following rights and remedies:

        (A) All of the rights and remedies of a secured party under the Illinois Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement and in all of the Ancillary Agreements.

        (B) The right to (i) peacefully enter upon the premises of Borrowers or any other place or places where the Collateral is located and kept, without any obligation to pay rent to Borrowers, through self-help and without judicial process or first obtaining a final judgment or giving Borrowers notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral, and/or (ii) require Borrowers to deliver the Collateral to Lender at a place to be designated by Lender.

        (C) The right to (i) open Borrowers' mail and collect any and all amounts due to Borrowers from Account Debtors, (ii) notify Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and (iii) direct such Account Debtors to make all payments due from them to Borrowers upon the Accounts, including the Special Collateral, directly to Lender or to a lock box designated by Lender. Lender shall promptly furnish Borrowers with a copy of any such notice, and Borrowers hereby agree that any such notice, in Lender's sole and absolute discretion, may be sent on Lender's stationery, in which event, Borrowers shall co-sign the appropriate notice with Lender.

        (D) The right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as provided in Section 13.4 of this Agreement, in lots or in bulk, for cash or on credit, all as Lender, in its sole and absolute discretion, may deem advisable. Any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on Borrowers' premises or elsewhere and shall have the right to use Borrowers' premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrowers' rights under all licenses and all franchise agreements shall insure to Lender's benefit. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' and paralegal fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

        13.4 Notice. Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral or any other intended action by Lender, which is personally delivered, sent by air courier, telecopied or deposited in the United States mail, postage prepaid and duly addressed to Borrowers, at the address set forth in Section 14.10 of this Agreement, seven (7) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrowers.

14. MISCELLANEOUS

        14.1 Appointment of Lender as Borrowers' Lawful Attorney. Each Borrower irrevocably designates, makes constitutes and appoints Lender (and all persons designated by Lender) as its true and lawful attorney (and agent in-fact) and Lender, or Lender's agent, may, without notice to it:

        (A) At any time hereafter, endorse by writing or stamp its name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which come into the possession of Lender or under Lender's control and deposit the same to the account of Lender for application to the Liabilities;

        (B) At any time after the occurrence of a Default, in its or Lender's name: (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of its rights and remedies with respect to the collection of the Accounts and Special Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts and Special Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) discharge and release the Accounts and Special Collateral;
(viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4.3 of this Agreement; (ix) prepare, file and sign its name on any Proof of Claim in Bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign its name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts and Special Collateral; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill its obligations under this Agreement; (xii) endorse by writing or stamp its name upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and Special Collateral; and (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and Special Collateral to which it has access; and

        (C) At any time after the occurrence of a Default, notify the post office authorities to change the address for delivery of its mail to an address designated by Lender and receive, open and dispose of all mail addressed to it.

        14.2 Modification of Agreement; Sale of Interest. This Agreement and the Ancillary Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. No Borrower may sell, assign or transfer this Agreement, or the Ancillary Agreements or any portion thereof, including, without limitation, Borrowers' right, title, interest, remedies, powers, and/or duties hereunder or thereunder. Each Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, or the Ancillary Agreements, or of any portion hereof or thereof, including, without limitation, Lender's right, title, interest, remedies, powers, and/or duties hereunder or thereunder, and each Borrower acknowledges and agrees that any and all such assignees or participants may be provided with information concerning it, its operations, business and financial condition and any guarantor and/or this Agreement and the Ancillary Agreements which have been or would be provided to Lender.

        14.3 Attorneys' Fees and Expenses; Lender's Out-of-Pocket Expenses. If, at any time or times, whether prior or subsequent to the date hereof, and regardless of the existence of a Default or an Event of Default, and regardless of whether any advances shall have been made hereunder, Lender employs counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with:

        (A) The preparation, negotiation, delivery and/or administration execution of this Agreement, all Ancillary Agreements, any amendment of or modification of this Agreement or the Ancillary Agreements or any sale or attempted sale of any interest herein to an assignee or a Participant; or

        (B) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers or any other Person) in any way relating to the Collateral, this Agreement, the Ancillary Agreements or Borrowers' affairs;

        (C) Any attempt to enforce any rights of Lender or any Participant against Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or the Ancillary Agreements, including, without limitation, the Account Debtors or any guarantor; and/or

        (D) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; then, in any such event, the reasonable attorneys' fees arising from such services and all reasonably incurred expenses, costs, charges and other fees of such counsel or of Lender in any way or respect arising in connection with or relating to any of the events or actions described in this Section 14.3 shall be payable, on demand, by Borrowers to Lender and shall be additional Liabilities hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include paralegals' fees, costs and expenses; accountants' fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram and telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such services; and all documentation fees, filing fees, taxes, title expenses, collateral monitoring expenses, appraisal fees, searches and other expenses.

        14.4 Waiver by Lender. Lender's failure, at any time or times hereafter, to require strict performance by Borrowers of any provision of this Agreement shall not constitute a waiver, or affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a Default by Borrowers under this Agreement or the Ancillary Agreements shall not suspend, constitute a waiver of or affect any other Default by Borrowers under this Agreement or Ancillary Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties and covenants of Borrowers contained in this Agreement or the Ancillary Agreements and no Default by the Borrowers under this Agreement or the Ancillary Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrowers specifying such suspension or waiver.

        14.5 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        14.6 Parties; Entire Agreement. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of Borrowers and Lender and their successors and assigns. Borrowers' successors and assigns shall include, without limitation, a trustee, receiver or debtor-in-possession of or for any Borrower. Nothing contained in this Section 14.6 shall be deemed to modify Section 14.2 of this Agreement. This Agreement is the complete statement of the agreement by and between Borrowers and the Lender and supersedes all prior negotiations, understandings and representations between them with respect to the subject matter of this Agreement.

        14.7 Conflict of Terms. The provisions of the Ancillary Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the Ancillary Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Ancillary Agreements, the provision contained in this Agreement shall govern and control.

        14.8 Waivers by Borrowers. Except as otherwise provided for in this Agreement, each Borrower waives (i) presentment, demand and protest, notice of protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which either Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement, extension and exemption laws. Each Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

        14.9 Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of law provision) of the State of Illinois, and, as part of the consideration for new value this day received, each Borrower hereby consents to the jurisdiction of any state or federal court located within Cook County, Illinois and waives personal service of any and all process upon such Borrower, and consents that all such service of process be made by messenger or registered mail directed to Borrowers at the address stated in Section 14.10(b) of this Agreement and service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to Borrowers' address by Borrowers' agent as set forth below. Each Borrower waives any objection which such Borrower may have based on improper venue or forum non conveniens to the conduct of any proceeding instituted hereunder and consents to the granting of such legal or equitable relief as is deemed appropriate by the court. Nothing contained in this Section
14.9 shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction.

        14.10 Notice. Except as otherwise provided herein, any notice required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered by personal delivery, air courier, telecopier or upon deposit in the United States mails, with proper postage prepaid, certified or registered mail, addressed to the party to be notified as follows:

        (a)     If to Lender, at

                American National Bank and Trust Company of Chicago

                120 S. LaSalle Street
                Chicago, Illinois 60603
                Attn: Robert A. Clarke

                with a copy to:

                Schwartz, Cooper, Greenberger & Krauss Chartered

                180 N. LaSalle Street
                Suite 2700
                Chicago, Illinois  60601
                Attn:  Martin W. Salzman, Esq.

        (b)     If to Borrowers, at
                c/o Vita Food Products, Inc.
                2222 West Lake Street
                Chicago, Illinois 60612
                Attn: Mr. Stephen D. Rubin

                with a copy to:

                Much, Shelist, Freed Denenberg Ament & Rubenstein, PC

                200 North LaSalle Street
                Suite 2100
                Chicago, Illinois 60601
                Attn: Jeffrey C. Rubenstein, Esq.

or to such other address as each party may designate for itself by like notice.

        14.11 No Marshalling. The Borrowers, on their own behalf and on behalf of its successors and assigns hereby expressly waives all rights, if any, to require a marshalling of assets by the Lender or to require that the Lender first resort to some or any portion of any collateral securing the Borrowers' obligations before foreclosing upon, selling or otherwise realizing on any other portion thereof.

        14.12 Set-off. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior written notice to Borrowers, any such notice being expressly waived by Borrowers to the extent permitted by applicable law, upon the occurrence of any Default and so long as such Default is continuing, to set off and apply against any obligations, whether matured or unmatured, of Borrowers to Lender, any amount owing by Lender to Borrowers, at or at any time after the happening of any of the above-mentioned events, and such right of set-off may be exercised by Lender against Borrowers or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of any Borrower, or against anyone else claiming through or against any Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant. Lender agrees promptly to notify Borrowers after any set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        14.13 ACKNOWLEDGMENT OF Borrowers. THIS AGREEMENT HAS BEEN FREELY AND VOLUNTARILY ENTERED INTO WITH LENDER BY Borrowers, WITHOUT ANY DURESS OR COERCION, AND AFTER Borrowers HAVE EITHER CONSULTED WITH COUNSEL OR HAS BEEN GIVEN AN OPPORTUNITY TO DO SO, AND Borrowers ACKNOWLEDGE THAT IT HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

        14.14 WAIVER OF JURY TRIAL AND CONSENT TO JURISDICTION.

        (a) THE Borrowers AND LENDER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER LENDER NOR Borrowers SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER LENDER OR Borrowers EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY BOTH OF THEM.

        (b) Borrowers AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE BROUGHT IN ANY COURT OF THE UNITED STATES OF AMERICA OR OF THE STATE OF ILLINOIS, SITTING OR HAVING JURISDICTION OVER THE COUNTY OF COOK, ILLINOIS AND EACH BORROWER HEREBY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS WITH RESPECT TO ITS PERSON AND PROPERTY AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING BY MAILING SUCH SERVICE OF PROCESS (CERTIFIED OR REGISTERED, IF CAPABLE OF CERTIFICATION OR REGISTRATION) TO EACH BORROWER AT ITS ADDRESS SET FORTH BELOW. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT OR PROCEEDING IN THE ABOVE-DESCRIBED COURTS. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF LENDER TO BRING ANY SUCH ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. EACH BORROWER IRREVOCABLY AND GENERALLY CONSENTS IN RESPECT OF ANY PROCEEDINGS TO THE GIVING OF ANY RELIEF OR THE ISSUE OF ANY PROCESS IN CONNECTION WITH THOSE PROCEEDINGS INCLUDING, WITHOUT LIMITATION, THE MAKING, ENFORCEMENT OR EXECUTION AGAINST ANY ASSETS WHATSOEVER OF ANY ORDER OR JUDGMENT WHICH MAY BE MADE OR GIVEN IN THOSE PROCEEDINGS.

        14.15 Indemnification. To the maximum extent permitted by law, each Borrower hereby indemnifies and holds harmless Lender and its directors, officers, agents, affiliates, counsel and employees ("Indemnified Persons") from and against all losses, claims, damages, costs, expenses and liabilities ("Losses") incurred by any of them (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or by contract or otherwise, including any liability and costs under Federal, state or local environmental, health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of each Borrower or its predecessors in interest, or the past, present or future environmental condition of the Property, the presence of asbestos-containing materials at the Property, the presence of Contaminants in groundwater, or the Release or threatened Release of any Contaminant into the environment from the Property, or otherwise) arising out of or relating to this Agreement or the Ancillary Agreements or any other transaction contemplated hereby or thereby or the use or intended use of the proceeds of the loans hereunder or the operations of each Borrower's business except for any such losses caused by the gross negligence or willful misconduct of such Indemnified Persons, and, except as otherwise provided in the Ancillary Agreements, Borrowers shall reimburse Lender and each other Indemnified Person for any reasonable expenses (including the fees and disbursements of legal counsel) incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such cost of responding to discovery requests or subpoenas), regardless of whether Lender or such Indemnified Person is a party thereto. This indemnity shall survive the termination of this Agreement and the Ancillary Agreements.

        14.16 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        14.17 Prior Documents Any and all documents previously executed by Borrowers, including notes, security agreements, financing statements, subordination agreements, pledge agreements, guarantys, and the like, shall remain in full force and effect. The Loan and Security Agreement dated March 25, 1995 and any amendments thereto are superseded by this Agreement.

        14.18 Counterparts. This Agreement may be executed in one or more counterparts, each of which together shall constitute the same agreement. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.

        14.19 Subrogation and Contribution. If any Borrower ("Paying Borrower") makes a payment in respect of principal and accrued interest hereunder and all costs, fees and expenses owing hereunder, including, without limitation, fees and disbursements of counsel (collectively, the "Joint Obligations") the proceeds or benefit or which were received by another Borrower (the "Underpaying Borrower"), such Paying Borrower shall be subrogated to the rights of the Lender against the Underpaying Borrower to the extent of such proceeds or benefit and shall have the right of contribution with respect to such payment set forth below against the other Borrowers (other than the Underpaying Borrower); provided that no Borrower shall enforce its rights of subrogation until all of the Joint Obligations have been paid in full and all credit facilities related thereto terminated. If any Paying Borrower makes a payment in respect of the Joint Obligations the proceeds of which were received by an Underpaying Borrower that is smaller in proportion to such Paying Borrower's Payment Share (as hereinafter defined) than the payments made by the other Borrowers in repayment of such Joint Obligations are in proportion to the amounts of their respective Payment Shares, the Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers (other than the Underpaying Borrower) an amount such that the net payments made by the Borrowers (other than the Underpaying Borrower) in respect of such Joint Obligations shall be shared among such Borrowers (other than the Underpaying Borrower) pro rata in proportion to their respective

Payment Shares. If any Borrower receives with respect to the Joint Obligations of any Underpaying Borrower any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payments with respect to such Joint Obligations received by way of subrogation by the other Borrowers (other than the Underpaying Borrower), the Borrower receiving such proportionately greater payment shall, when otherwise permitted by this Section 14.19, pay to such other Borrowers an amount such that the subrogation payments received by all Borrowers (other than the Underpaying Borrower) shall be shared by such Borrower pro rata in proportion to their respective Payment Shares. For purposes hereof, "Payment Share" of any Borrower shall be the product of (a) the aggregate amount of such Joint Obligations remaining unpaid on the date such Joint Obligations become due and payable in full, whether at stated maturity, acceleration, or otherwise (the "Determination Date"), times (b) a fraction, the numerator of which is the balance of all moneys and consideration directly or indirectly advanced to or received by such Borrower pursuant to this Agreement net of all repayments thereof made by such Borrower, measured as of the Determination Date, and the denominator of which is the aggregate of all moneys and other consideration directly or indirectly advanced to or received by all Borrowers (other than the Underpaying Borrower) under this Agreement, net of all repayments thereof by all such Borrowers measured as of the Determination Date.

   [Remainder of the page is intentionally blank; signature page on next page]

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                                VITA FOOD PRODUCTS, INC.


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                                VIRGINIA HONEY  COMPANY, INC.


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                                AMERICAN NATIONAL BANK AND TRUST
                                                COMPANY OF CHICAGO


                                                By:
                                                   -----------------------------
                                                Robert A. Clarke, Assistant Vice
                                                President

                                    EXHIBIT A

                                       TO

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                             DATED: AUGUST 15, 2001



                    BORROWING BASE CERTIFICATE - see attached

                                  SCHEDULE 5.6

                                       TO

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                             DATED: AUGUST __, 2001


                               INVENTORY LOCATIONS



                      CHIEF EXECUTIVE OFFICE AND LOCATIONS
                                  OF COLLATERAL

                                 SCHEDULE 9.1(B)

                                       TO

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                             DATED: AUGUST __, 2001


                    OTHER CORPORATE OR FICTITIOUS NAMES USED

                                 SCHEDULE 9.1(I)

                                       TO

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                             DATED: AUGUST __, 2001


                     PENDING LITIGATION, OTHER INDEBTEDNESS:
                                   GUARANTIES

        A.   Pending Litigation
        B.   Other Indebtedness
        C.   Guaranties

                                 SCHEDULE 9.1(J)

                                       TO

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                             DATED: AUGUST __, 2001

                       JUDGMENTS; ORDERS; LABOR DISPUTES;
                          LABOR PROBLEMS AND AGREEMENT
                                      NONE

                                 SCHEDULE 9.1(K)

                                       TO

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                             DATED: AUGUST __, 2001


                     OTHER LIENS, CLAIMS, SECURITY INTERESTS
                                AND ENCUMBRANCES